UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2018

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1010 Atlantic Avenue Alameda, California 94501
(Address of principal executive offices)

(510) 479-7635
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters To a Vote of Security Holders

We held an annual meeting of stockholders on June 12, 2018, for purposes of:

  Electing six directors, each to serve until our 2019 Annual Meeting of Stockholders; and
  Ratifying the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

All of the persons nominated to serve on our board of directors, namely S. Shariq Yosufzai, Vincent DiVito, Mark Slade, Mark Stevenson, Eric Prouty, and Sushil “Sam” Kapoor, were elected to our board of directors, with shares voted as follows:

	Shares voted for	Shares withheld
S. Shariq Yosufzai	10,803,845	52,017
Vincent DiVito	9,044,247	1,811,615
Mark Slade	9,052,559	1,803,303
Mark Stevenson	10,077,024	778,838
Eric Prouty	10,731,504	124,358
Sushil “Sam” Kapoor	10,805,400	50,462

In addition, our shareholders ratified the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, with shares voted as follows:

Shares voted for	23,245,815
Shares against	80,741
Shares abstaining	1,077,080

There were 13,547,774 broker non-votes in the election of directors.

On May 2, 2018, we entered into a definitive settlement agreement with David L. Kanen and Kanen Wealth Management, LLC with respect to the solicitation of proxies by the Kanen in opposition to the election of the director-candidates nominated by our board of directors for election at our 2018 annual meeting of stockholders. As a result of the settlement agreement, Kanen terminated its opposition solicitation and withdrew its nomination of opposition director candidates previously submitted to us. The background of the proxy contest and the terms of the settlement agreement are described in our definitive proxy statement filed with the Securities and Exchange Commission on May 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: June 13, 2018	/s/ Francis Knuettel II
Francis Knuettel II
Chief Financial Officer